As Filed Pursuant to 424(b)(5)

Registration No. 333-262711

PROSPECTUS SUPPLEMENT	(To Prospectus Dated February 14, 2022)

$200,000,000

Common Stock

This prospectus supplement relates to the issuance and sale of shares of our common stock having an aggregate offering price of up to $200,000,000 from time to time through or to our sales agent, Cowen and Company, LLC, or Cowen, as sales agent or principal (the “Agent”). We have entered into a sales agreement with the Agent relating to the shares of our common stock offered by this prospectus supplement and the accompanying prospectus.

You should read this prospectus supplement, including any information incorporated herein by reference, carefully before you invest.

Our common stock is listed on the Nasdaq Global Market (“Nasdaq”), under the symbol “FHTX.” On April 14, 2022 the closing price of our common stock as reported on Nasdaq was $14.58 per share.

Sales of shares of our common stock, if any, under this prospectus supplement may be made by any method deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended (the “Securities Act”). Cowen is not required to sell any specific amount of securities, but will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between Cowen and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

Unless we and the Agent otherwise agree, we will pay the Agent a commission of up to 3.0% of the gross proceeds of the shares of our common stock sold under the sales agreement. The net proceeds to us that we receive from sales of our common stock will depend on the number of shares actually sold and the offering price for such shares. We estimate the maximum total expenses, including commissions of the Agent, of this offering will be approximately $6,178,310. If 13,333,333 shares of common stock were sold at $14.58, the closing price per share of our common stock on April 14, 2022, we would receive approximately $194,399,995 in gross proceeds, or approximately $188,221,685 in net proceeds. The actual proceeds to us will depend on the number of shares we sell and the price in such sales.

In connection with the sale of common stock on our behalf, the Agent will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the Agent will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Agent against certain liabilities, including liabilities under the Securities Act.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page S-4.

Neither the Securities and Exchange Commission (the “SEC” or “Commission”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

Cowen

April 15, 2022

PROSPECTUS SUPPLEMENT

PROSPECTUS

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus relates to part of a “shelf” registration statement on Form S-3 that was initially filed with the SEC on February 14, 2022 and was amended on April 15, 2022. By using a shelf registration statement, we may, from time to time, sell any combination of the securities described in the above-referenced registration statement. This prospectus supplement and the accompanying prospectus include or incorporate by reference important information about us, our common stock, and other matters you should know before investing. You should read both this prospectus supplement and the accompanying prospectus as well as additional information described under “Where You Can Find More Information” in this prospectus supplement before making an investment decision.

You should rely only on this prospectus supplement, the accompanying prospectus and the information incorporated or deemed to be incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectuses we provide you. We have not, and the Agent has not, authorized anyone to provide you with information that is in addition to, or different from, that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectuses we have provided you. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the Agent is not, offering to sell securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus supplement, the accompanying prospectus or any related free writing prospectus is accurate only as of the date on the front of those respective documents, or in the case of the documents incorporated by reference herein or therein, the date of such documents, in each case, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus or any related free writing prospectus, or any sale of shares of our common stock. Our business, financial condition, liquidity, results of operations, and prospects may have changed since those dates.

The terms “Foghorn,” “Foghorn Therapeutics,” the “Company,” “we,” “us,” “our” and similar names refer to Foghorn Therapeutics Inc. and its consolidated subsidiary, unless we state otherwise or the context otherwise requires.

Trademarks

We use Gene Traffic ControlTM, FoghornTM, and GTCTM as trademarks in the United States and/or in other countries. This prospectus supplement contains references to out trademarks and service markets and to those belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus, including logos, artwork and other visual displays, may appear without the ® or TM symbols, but such references are not intended to indicate in any way that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names, We do not intend to use or display other entities’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other entity.

PROSPECTUS SUPPLEMENT SUMMARY

The following is a summary of selected information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. It does not contain all of the information that you should consider before buying our securities. You should read this entire prospectus supplement and accompanying prospectus carefully, as well as the documents incorporated by reference and any free writing prospectuses we provide to you, including the information referred to under the heading “Risk Factors,” before making an investment decision.

FOGHORN THERAPEUTICS

Our vision is to use our Gene Traffic Control platform to discover and develop drugs in oncology and other therapeutic areas, including virology, autoimmune disease and neurology.

The chromatin regulatory system orchestrates gene expression–the turning on and off of genes–which is fundamental to how all our cells function. Breakdowns in this system lead to a wide range of diseases impacting millions of patients. Understanding the mechanism of how this system works could lead to an entirely new class of therapeutics. To our knowledge, we are the only company with the ability to study the chromatin regulatory system at scale, in context, and in an integrated way.

We are a clinical stage biotechnology company pioneering a new class of medicines that modulate gene expression through selectively targeting the chromatin regulatory system, an untapped opportunity for therapeutic intervention in oncology and a wide spectrum of other diseases. Our proprietary Gene Traffic Control® platform gives us an integrated, mechanistic understanding of how the various components of the chromatin regulatory system interact, allowing us to identify, validate and potentially drug targets within the system. Breakdowns in the chromatin regulatory system are associated with over 50 percent of all cancers. Addressing these breakdowns could potentially provide therapies for over 2.5 million patients with cancer. Consequently, we are initially focused in oncology. We are developing FHD-286, a selective, allosteric ATPase inhibitor and are currently enrolling two separate Phase 1 studies in (i) metastatic uveal melanoma and (ii) relapsed and/or refractory acute myeloid leukemia and myelodysplastic syndrome. We are developing FHD-609, a targeted protein degrader and are currently enrolling a Phase 1 study in synovial sarcoma. Our vision is to use our Gene Traffic Control platform to discover and develop drugs in oncology and other therapeutic areas, including virology, autoimmune disease and neurology.

We were formed as a Delaware corporation in October 2015 under the name Foghorn Therapeutics Inc. Our principal executive office is located at 500 Technology Square, Suite 700, Cambridge, Massachusetts 02139, and our phone number is 617-586-3100. Our website address is https://foghorntx.com. The information contained in, and that can be accessed through, our website is not incorporated into and does not form a part of this prospectus supplement. We have included our website address in this prospectus solely as an inactive textual reference.

THE OFFERING

The following summary contains basic information about our common stock and the offering and is not intended to be complete. It does not contain all the information that may be important to you. For a more complete understanding of our common stock, you should read the section of the accompanying prospectus entitled “Description of Our Capital Stock” and the documents referred to therein.

Issuer	Foghorn Therapeutics Inc.

Common stock offered	Shares of our common stock having an aggregate offering price of up to $200,000,000.

Common stock to be outstanding immediately after this offering	Up to 54,633,053 shares, assuming sales of 13,333,333 shares of our common stock in this offering at an assumed price of $14.58 per share, which was the last reported sale price of our common stock on the Nasdaq Global Market on April 14, 2022. The actual number of shares issued will vary depending on how many shares of our common stock we choose to sell and the prices at which such sales occur.

Manner of offering	Sales of shares of our common stock under this prospectus supplement may be made by any method deemed to be an “at the market offering” as defined in Rule 415 under the Securities Act. The Agent will make all sales using commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the Nasdaq Global Market. See “Plan of Distribution.”

Use of proceeds	We intend to use the net proceeds from this offering for general corporate purposes, including but not limited to working capital, capital expenditures, research and development expenditures, clinical trial expenditures, commercialization activities, as well as acquisitions and other strategic purposes.

Risk factors	Your investment in our common stock involves substantial risks. You should consider the matters referred to under the heading “Risk Factors” beginning on page S-4, including the risk factors incorporated by reference from our filings with the SEC.

Nasdaq ticker symbol	“FHTX”

The number of shares of our common stock to be outstanding after this offering is based on the number of shares of our common stock outstanding on December 31, 2021, and excludes:

•

5,920,509 shares of common stock reserved for issuance upon the exercise of stock options outstanding as of December 31, 2021 under our 2020 Stock Incentive Plan (the “2020 Plan”) at a weighted average exercise price of $7.88 per share;

•	18,445 shares of common stock reserved for issuance upon the exercise of warrants to purchase shares of common stock outstanding as of December 31, 2021, at an exercise price of $16.26 per share;

•	2,271,847 shares of common stock available for future issuance as of December 31, 2021 under the 2020 Plan; and

•	412,997 shares of common stock available for future issuance as of December 31, 2021 under our 2020 Employee Stock Purchase Plan.

RISK FACTORS

Investing in our securities involves a high degree of risk. For a discussion of the cautionary information you should carefully consider before deciding to purchase any of our securities, please review the risk factors included in the documents incorporated by reference in this prospectus supplement, including “Part I, Item 1A—Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 10, 2022, as well as any amendment or update to our risk factors reflected in subsequent filings with the SEC. The risks and uncertainties described in the documents incorporated by reference are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If negative events occur, our business, financial condition, results of operations and prospects would suffer. In that event, the market price of our common stock could decline, and you may lose all or part of your investment in our common stock.

Risks Related to This Offering

You may experience immediate and substantial dilution.

The offering price per share in this offering may exceed the net tangible book value per share of our common stock. Assuming that an aggregate offering price of up to $200,000,000 of our common stock are sold at a price of $14.58 per share pursuant to this prospectus supplement, which was the last reported sale price of our common stock on the Nasdaq Global Market on April 14, 2022, we would receive aggregate gross proceeds of  approximately $194,399,995. After deducting commissions and estimated aggregate offering expenses payable by us, you would experience immediate dilution of  $9.36 per share, representing a difference between our as-adjusted net tangible book value per share as of December 31, 2021 after giving effect to this offering and the assumed offering price. The exercise of outstanding stock options and stock appreciation rights, vesting of restricted stock units and purchases under our employee stock purchase plan may result in further dilution of your investment. See “Dilution” beginning on page S-7. Because the sales of the shares offered hereby will be made directly into the market or in negotiated transactions, the prices at which we sell these shares will vary and these variations may be significant. Purchasers of the shares we sell, as well as our existing stockholders, will experience significant dilution if we sell shares at prices significantly below the price at which they invested.

If you purchase shares of our common stock in this offering, you may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for shares of our common stock. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares of our common stock or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock or other securities convertible into or exchangeable for shares of our common stock in future transactions may be higher or lower than the price per share of our common stock in this offering.

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

We cannot specify with certainty the particular uses of the net proceeds we will receive from this offering. Our management will have broad discretion in the application of the net proceeds, including for any of the purposes described in “Use of Proceeds” beginning on page S-6. Accordingly, you will have to rely upon the judgment of our management with respect to the use of the proceeds, with only limited information concerning management’s specific intentions. Our management may spend a portion or all of the net proceeds from this offering in ways that our stockholders may not desire or that may not yield a favorable return. The failure by our management to apply these funds effectively could harm our business, financial condition, results of operations and prospects. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the other documents we have filed with the SEC that are incorporated herein by reference, contain forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, our clinical results and other future conditions. The words “aim,” “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “goal,” “intend,” “may,” “on track,” “seek,” “plan,” “possible,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” or the negative of these terms or other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

These forward-looking statements include, among other things, statements about:

•	the initiation, timing, progress and results of our research and development programs, preclinical and clinical studies;

•	our ability to advance any product candidates that we may develop and to successfully complete preclinical and clinical studies;

•	our ability to leverage our initial programs to develop additional product candidates using our Gene Traffic Control platform;

•

the impact of the COVID-19 pandemic on our and our collaborators’ business operations, including our research and development programs and preclinical and clinical studies, as well as recent geopolitical instability and other developments that may negatively impact the ability to utilize contract development and manufacturing organizations, or CDMOs, and contract research organizations, or CROs, that are located outside of the United States;

•	developments related to our competitors and our industry;

•	our ability to expand the target populations of our programs and the availability of patients for clinical testing;

•	our ability to obtain regulatory approval for FHD-286, FHD-609 and any future product candidates from the U.S. Food and Drug Administration, or FDA, and other regulatory authorities;

•	our ability to identify and enter into future license agreements and collaborations;

•	our ability to continue to rely on our CDMOs and CROs for our manufacturing and research needs;

•	regulatory developments in the United States and foreign countries;

•	our ability to attract and retain key scientific and management personnel; and

•	the scope of protection we are able to establish, maintain and enforce for intellectual property rights covering FHD-286, FHD-609, our future products and our Gene Traffic Control® platform.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. In particular, you should consider the numerous risks described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as filed with the SEC on March 10, 2022, which is incorporated by reference in this prospectus supplement, and any other documents we file with the SEC that are deemed incorporated by reference into this prospectus supplement and the accompanying prospectus and are included in the “Risk Factors” beginning on page S-4. See “Where You Can Find More Information.” Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we make.

We cannot guarantee future results, level of activity, performance or achievements. You should not rely upon forward-looking statements as predictions of future events. Unless required by law, we will not undertake and we specifically disclaim any obligation to release publicly the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of events, whether or not anticipated. In that respect, we wish to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made.

USE OF PROCEEDS

From time to time, we may sell shares of our common stock pursuant to the sales agreement with the Agent, which may result in aggregate gross proceeds of up to $194,399,995 and aggregate net proceeds of approximately $188,221,685. Because there is no minimum amount of shares of our common stock that must be sold pursuant to our sales agreement with the Agent, the actual number of shares of our common stock sold and aggregate net proceeds to us are not presently determinable and may be substantially less than the amounts set forth above.

We intend to use the net proceeds from this offering for general corporate purposes, including but not limited to working capital, capital expenditures, research and development expenditures, clinical trial expenditures and commercialization activities, as well as acquisitions and other strategic purposes.

DILUTION

If you invest in our common stock, your interest will be diluted to the extent of the difference between the price per share you pay in this offering and the net tangible book value per share of our common stock immediately after this offering.

Our net tangible book value as of December 31, 2021 was $96.871 million, or $2.35 per share of common stock. Our net tangible book value is the amount of our total tangible assets less our total liabilities. Net tangible book value per share represents net tangible book value divided by the 41,299,720 shares of common stock outstanding as of December 31, 2021.

The following table illustrates this dilution on a per share basis:

Offering price per share		$14.58	(1)
Net tangible book value per share as of December 31, 2021	$2.35
Increase in net tangible book value per share attributable to the offering	$2.87

As-adjusted net tangible book value per share after giving effect to the offering		$5.22

Dilution in net tangible book value per share to new investors		$9.36

(1)	Assuming a purchase price of $14.58, the closing price per share of our common stock on April 14, 2022.

The table and discussion above are based on the number of shares of our common stock outstanding on December 31, 2021, and exclude:

•

5,920,509 shares of common stock reserved for issuance upon the exercise of stock options outstanding as of December 31, 2021 under our 2020 Plan at a weighted average exercise price of $7.88 per share;

•	18,445 shares of common stock reserved for issuance upon the exercise of warrants to purchase shares of common stock outstanding as of December 31, 2021, at an exercise price of $16.26 per share;

•	2,271,847 shares of common stock available for future issuance as of December 31, 2021 under the 2020 Plan; and

•	412,997 shares of common stock available for future issuance as of December 31, 2021 under our 2020 Employee Stock Purchase Plan.

To the extent that outstanding stock options or warrants are exercised, new stock options or warrants are issued, or we issue additional shares of common stock in the future, there will be further dilution to investors. In addition, we may choose to raise additional capital because of market conditions or strategic considerations, even if we believe that we have sufficient funds for our current or future operating plans. If we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

PLAN OF DISTRIBUTION

We have entered into a sales agreement with Cowen, under which we may issue and sell shares of our common stock from time to time up to an aggregate offering price of up to $200,000,000 through or to Cowen as our sales agent or principal. Sales of our common stock, if any, will be made at market prices by any method that is deemed to be an “at the market offering” as defined in Rule 415 under the Securities Act.

Cowen will offer our common stock subject to the terms and conditions of the sales agreement as agreed upon by us and Cowen. We will designate the maximum amount of common stock to be sold through Cowen as agreed upon by us and Cowen. Subject to the terms and conditions of the sales agreement, Cowen will use its commercially reasonable efforts to sell on our behalf all of the shares of common stock requested to be sold by us. We may instruct Cowen not to sell common stock if the sales cannot be effected at or above the price designated by us in any such instruction. Cowen or we may suspend the offering of our common stock being made through Cowen under the sales agreement upon proper notice to the other party. Cowen and we each have the right, by giving written notice as specified in the sales agreement, to terminate the sales agreement in each party’s sole discretion at any time.

The aggregate compensation payable to Cowen as sales agent equals up to 3.0% of the gross sales price of the shares sold through it pursuant to the sales agreement. We have also agreed to reimburse the sales agent for certain expenses in an amount up to $90,000. We estimate that the total expenses of the offering payable by us, excluding commissions payable to Cowen under the sales agreement, will be approximately $346,310.

The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory, or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such common stock.

Cowen will provide written confirmation to us following the close of trading on The Nasdaq Global Market on each day in which common stock is sold through it as sales agent under the sales agreement. Each confirmation will include the number of shares of common stock sold through it as sales agent on that day, the volume weighted average price of the shares sold, the percentage of the daily trading volume and the net proceeds to us.

We will report at least quarterly the number of shares of common stock sold through Cowen under the sales agreement, the net proceeds to us and the compensation paid by us to Cowen in connection with the sales of common stock.

Settlement for sales of common stock will occur, unless the parties agree otherwise, on the second business day that is also a trading day following the date on which any sales were made in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

Under the sales agreement, we may also sell shares of common stock to Cowen as principal for its own account, at a price to be agreed upon at the time of sale. If we sell shares to a Cowen as principal, we will enter into a separate terms agreement with Cowen, and we will describe the agreement in a separate prospectus supplement or pricing supplement.

In connection with the sales of our common stock on our behalf, Cowen will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to Cowen will be deemed to be underwriting commissions or discounts. We have agreed in the sales agreement to provide indemnification and contribution to Cowen against certain liabilities, including liabilities under the Securities Act. As sales agent, Cowen will not engage in any transactions that stabilizes our common stock.

Our common stock is listed on The Nasdaq Global Market and trades under the symbol “FHTX.” The transfer agent of our common stock is Computershare Trust Company, N.A.

Cowen and/or its affiliates have provided, and may in the future provide, various investment banking and other financial services for us for which services they have received and, may in the future receive, customary fees.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our capital stock. We intend to retain future earnings, if any, to finance the operating and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, business prospects and other factors our board of directors deems relevant, and subject to the restrictions contained in our current and any future financing instruments. Our ability to pay cash dividends on our capital stock in the future may also be limited by the terms of any preferred securities we may issue or agreements governing any indebtedness we may incur.

LEGAL MATTERS

The validity of the shares of common stock offered by this prospectus supplement will be passed upon for us by Ropes & Gray LLP, New York, New York. The Agent is being represented in connection with this offering by Latham  & Watkins LLP, Boston, Massachusetts.

EXPERTS

The consolidated financial statements of Foghorn Therapeutics Inc. as of December 31, 2021 and 2020, and for the years then ended, incorporated by reference in this Prospectus Supplement, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such consolidated financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 with the SEC registering the offer and sale of our common stock offered by this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not include all of the information contained in the registration statement. You should refer to the registration statement, its exhibits and the information incorporated in this prospectus supplement and the accompanying prospectus for additional information.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from the SEC’s website at http://www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information we have filed with the SEC, which means that we can disclose important information by referring you to those documents. The information incorporated by reference is a part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede the information included and/or incorporated by reference in this prospectus supplement and the accompanying prospectus. We incorporate by reference into this prospectus supplement the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (other than, in each case, any document or portion of a document that is deemed not to be filed) after the initial filing of the accompanying prospectus that contains this prospectus and prior to the time that we sell all of the securities offered by this prospectus supplement or otherwise terminate this offering:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 10, 2022;

•	our Current Report on Form 8-K, filed with the SEC on January 10, 2022; and

•

the description of our common stock contained in our Registration Statement on Form 8-A, as filed with the SEC on October  19, 2020, as updated and superseded by the description of our common stock contained in Exhibit 4.6 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and any amendment or report filed for the purpose of updating such description.

You may obtain documents incorporated by reference into this prospectus supplement at no cost by requesting them in writing or telephoning us at the following address:

Investor Relations

Attn: Ben Strain

Foghorn Therapeutics Inc.

500 Technology Square, Suite 700

Cambridge, MA 02139

617-586-3100

Copies of these filings are also available, without charge, on the SEC’s website at www.sec.gov and on our website at https://foghorntx.com as soon as reasonably practicable after they are filed electronically with the SEC. The information contained on our website is not incorporated into and does not form a part of this prospectus supplement.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated February 14, 2022

PROSPECTUS

$300,000,000

Common Stock

Preferred Stock

Warrants

Units

We may offer and sell from time to time, in one or more series or issuances and on terms that we will determine at the time of the offering, any combination of the securities described in this prospectus, up to an aggregate amount of $300,000,000.

We will provide specific terms of any offering in a supplement to this prospectus. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.

These securities may be offered and sold in the same offering or in separate offerings; to or through underwriters, dealers, and agents; or directly to purchasers. The names of any underwriters, dealers, or agents involved in the sale of our securities and their compensation will be described in the applicable prospectus supplement.

Our common stock is traded on The Nasdaq Global Select Market under the symbol “FHTX.” On February 11, 2022, the closing price of our common stock was $12.96.

Investing in our securities involves risks. See “Risk Factors ” on page 3, and any applicable prospectus supplement, and under similar headings in the other documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated February 14,2022

You should rely only on the information contained in, or incorporated by reference into, this prospectus. We have not authorized anyone to give you information different from that contained in this prospectus. We are not making an offer to sell these securities in any jurisdiction where the offer is not permitted. The information contained in this prospectus is accurate only as of the date on the front cover of this prospectus, regardless of when this prospectus is delivered or when any sale of our securities occurs. Our business, financial condition, results of operations and prospects may have changed since that date.

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ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, any combination of the securities described in this prospectus may be sold in one or more offerings up to a total dollar amount of $300,000,000. Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the applicable prospectus supplement, including all documents incorporated herein by reference, together with additional information described under “Where You Can Find More Information” below. To the extent there is any inconsistency between the information in this prospectus and a prospectus supplement, you should rely on the information in the prospectus supplement.

This prospectus does not include all of the information that is in the registration statement. We omitted certain parts of the registration statement from this prospectus as permitted by the SEC. We refer you to the registration statement and its exhibits for additional information about us and the securities that may be sold under this prospectus.

We have not authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or an accompanying prospectus supplement. This prospectus and the accompanying prospectus supplement, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement, if any, is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

Unless context otherwise requires, the terms “Foghorn Therapeutics,” “Foghorn,” the “Company,” “we,” “us,” “our” and similar names refer to Foghorn Therapeutics, Inc. and its consolidated subsidiary, unless we state otherwise or the context otherwise requires.

Trademarks

We use Gene Traffic ControlTM, FoghornTM, and GTCTM as trademarks in the United States and/or in other countries. This prospectus contains references to our trademarks and service marks and to those belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus, including logos, artwork and other visual displays, may appear without the ® or TM symbols, but such references are not intended to indicate in any way that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other entities’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other entity.

SUMMARY

This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus. The summary may not contain all the information that you should consider before investing in our common stock. You should read the entire prospectus carefully, including “Risk Factors” contained in this prospectus and the documents incorporated by reference herein, before making an investment decision.

Overview

Our vision is to use our Gene Traffic Control platform to discover and develop drugs in oncology and other therapeutic areas, including virology, autoimmune disease and neurology.

The chromatin regulatory system orchestrates gene expression–the turning on and off of genes–which is fundamental to how all our cells function. Breakdowns in this system lead to a wide range of diseases impacting millions of patients. Understanding the mechanism of how this system works could lead to an entirely new class of therapeutics. To our knowledge, we are the only company with the ability to study the chromatin regulatory system at scale, in context, and in an integrated way.

We are pioneering the discovery and development of a new class of medicines targeting genetically determined dependencies within the chromatin regulatory system, an untapped opportunity for therapeutic intervention. Our proprietary Gene Traffic Control platform gives us an integrated, mechanistic understanding of how the various components of the chromatin regulatory system interact, allowing us to identify, validate and potentially drug targets within the system. Breakdowns in the chromatin regulatory system are associated with over 50 percent of all cancers. Addressing these breakdowns could potentially provide therapies for over 2.5 million patients. Consequently, we are initially focused in oncology. We are developing FHD-286, a selective, allosteric ATPase inhibitor, and FHD-609, a protein degrader, to treat hematologic cancers and solid tumors. Both FHD-286 and FHD-609 are currently in Phase 1 dose-escalation studies.

We were formed as a Delaware corporation in October 2015 under the name Foghorn Therapeutics Inc. Our principal executive office is located at 500 Technology Square, Suite 700, Cambridge, Massachusetts 02139, and our phone number is 617-586-3100. Our website address is www.foghorntx.com. The information contained in or accessible from our website is not incorporated into this prospectus, and you should not consider it part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

RISK FACTORS

Investing in our securities involves a high degree of risk. See “Part I, Item 1A—Risk Factors” in our Annual Report on Form 10-K for the annual period ended December 31, 2020, as filed with the SEC on March 18, 2021 and in any other documents we file with the SEC that are deemed incorporated by reference into this prospectus and the “Risk Factors” section in the applicable prospectus supplement for a discussion of the factors you should carefully consider before deciding to purchase our securities. Before you invest in our securities, you should carefully consider these risks as well as other information we include or incorporate by reference into this prospectus and the applicable prospectus supplement. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. The discussion of risks includes or refers to forward-looking statements; you should read the explanation of the qualifications and limitations on such forward-looking statements discussed elsewhere in this prospectus.

FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the other documents we have filed with the SEC that are incorporated herein by reference, contain forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, our clinical results and other future conditions. The words “aim,” “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “goal,” “intend,” “may,” “on track,” “seek,” “plan,” “possible,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” or the negative of these terms or other similar expressions are intended to identify forward-looking statements, although not all forward- looking statements contain these identifying words.

These forward-looking statements include, among other things, statements about:

•

our intellectual property position, including with respect to our trade secrets and the scope of protection we are able to establish, maintain and enforce for intellectual property rights covering FHD-286, FHD-609, our future products and our Gene Traffic Control platform;

•	the initiation, timing, progress and results of our research and development programs, preclinical studies and clinical trials;

•	our ability to advance any product candidates that we may develop and successfully complete preclinical and clinical studies;

•	our ability to leverage our initial programs to develop additional product candidates using our Gene Traffic Control platform;

•	the impact of the COVID-19 pandemic on our and our collaborators’ business operations, including our research and development programs and preclinical and clinical studies;

•	developments related to our competitors and our industry;

•	our ability to expand the target populations of our programs and the availability of patients for clinical testing;

•	our ability to obtain regulatory approval for FHD-286, FHD-609 and any future product candidates from the FDA and other regulatory authorities;

•	our ability to identify and enter into future license agreements and collaborations;

•	our ability to continue to rely on our contract development and manufacturing organizations, or CDMOs, and contract research organizations, or CROs, for our manufacturing and research needs;

•	regulatory developments in the United States and foreign countries;

•	our ability to attract and retain key scientific and management personnel; and

•	our use of proceeds from any offering pursuant to this prospectus, estimates of our expenses, capital requirements and needs for additional financing.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. In particular, you should consider the numerous risks described in our Annual Report on Form 10-K for the annual period ended December 31, 2020, as filed with the SEC on March 18, 2021, which is incorporated by reference in this prospectus, and any other documents we file with the SEC that are deemed incorporated by reference into this prospectus and in the “Risk Factors” section in the applicable prospectus supplement. See “Where You Can Find More Information.” Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we make.

We cannot guarantee future results, level of activity, performance or achievements. You should not rely upon forward- looking statements as predictions of future events. Unless required by law, we will not undertake and we specifically disclaim any obligation to release publicly the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of events, whether or not anticipated. In that respect, we wish to caution readers not to place undue reliance on any such forward- looking statements, which speak only as of the date they are made.

USE OF PROCEEDS

Except as otherwise provided in an applicable prospectus supplement, we intend to use any net proceeds we receive from our sale of the securities covered by this prospectus primarily for general corporate purposes. General corporate purposes may include, without limitation, research and development expenditures, preclinical and clinical development and commercialization of our product candidates, the acquisition or in-licensing of products or product candidates, business or technologies, collaborations, working capital and capital expenditures. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds. Additional information on the use of net proceeds we receive from the sale of securities covered by this prospectus may be set forth in the prospectus supplement relating to the specific offering.

PLAN OF DISTRIBUTION

We may sell securities in any of the ways described below or in any combination:

•	to or through underwriters or dealers;

•	through one or more agents;

•	directly to purchasers or to a single purchaser; or

•

in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act of 1933, as amended, or the Securities Act, to or through a market maker or into an existing trading market, or an exchange or otherwise.

The distribution of the securities by us may be effected from time to time in one or more transactions:

•	at a fixed price, or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement will describe the terms of the offering of the securities, including the following:

•	name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;

•	the public offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the securities may be listed.

Any offering price and any discounts or concessions allowed or reallowed or paid to dealers will be specified in the applicable prospectus supplement and may be changed from time to time.

Only the agents or underwriters named in each prospectus supplement are agents or underwriters in connection with the securities being offered thereby.

We may authorize underwriters, dealers or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in each applicable prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in each applicable prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will be subject only to those conditions set forth in each applicable prospectus supplement, and each prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

Agents, underwriters and other third parties described above may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution from us with respect to payments which the agents, underwriters or other third parties may be required to make in respect thereof. Agents, underwriters and such other third parties may be customers of, engage in transactions with, or perform services for us in the ordinary course of business. We may also use underwriters or such other third parties with whom we have a material relationship. We will describe the nature of any such relationship in the applicable prospectus supplement.

One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if a prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as our agents. These remarketing firms will offer or sell the securities in accordance with the terms of the securities. Each prospectus supplement will identify and describe any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

Certain underwriters may use this prospectus and any accompanying prospectus supplement for offers and sales related to market-making transactions in the securities. These underwriters may act as principal or agent in these transactions, and the sales will be made at prices related to prevailing market prices at the time of sale. Any underwriters involved in the sale of the securities may qualify as “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. In addition, the underwriters’ commissions, discounts or concessions may qualify as underwriters’ compensation under the Securities Act and the rules of the Financial Industry Regulatory Authority.

Our common stock is listed on The Nasdaq Global Select Market. Underwriters may make a market in our common stock but will not be obligated to do so and may discontinue any market making at any time without notice. We can make no assurance as to the development, maintenance or liquidity of any trading market for the securities.

Certain persons participating in an offering may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with rules and regulations under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a short covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

DESCRIPTION OF COMMON STOCK

The following summary of the terms of our common stock does not purport to be complete and is qualified in its entirety by reference to our fifth amended and restated certificate of incorporation and amended and restated bylaws, both of which are on file with the SEC as exhibits to previous filings, and the applicable provisions of the Delaware General Corporation Law, or the DGCL. We refer in this section to our fifth amended and restated certificate of incorporation as our certificate of incorporation, and we refer to our amended and restated bylaws as our bylaws.

General

Our authorized capital stock consists of 175,000,000 shares of our common stock, par value $0.0001 per share. As of February 9, 2022, we had 41,330,295 shares of common stock outstanding.

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. A contested election of directors by our stockholders shall be determined by a plurality of the votes cast by the stockholders entitled to vote on the election. Holders of common stock are entitled to receive proportionately any dividends as may be declared by our board of directors, subject to any preferential dividend rights of outstanding preferred stock.

In the event of our liquidation or dissolution, the holders of common stock are entitled to receive proportionately our net assets available for distribution to stockholders after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. Our outstanding shares of common stock are, and the shares offered by us in any offering pursuant to this prospectus will be, when issued and paid for, validly issued, fully paid and nonassessable. The rights, preferences and privileges of holders of common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Delaware Anti-Takeover Law and Certain Charter and Bylaw Provisions

Section 203 of the DGCL

We are subject to the provisions of Section 203 of the DGCL. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or did own within three years prior to the determination of interested stockholder status, 15% or more of the corporation’s voting stock.

Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions: before the stockholder became interested, our board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder; upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances; or at or after the time the stockholder became interested, the business combination was approved by our board of directors of the corporation and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

A Delaware corporation may “opt out” of these provisions with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or by-laws resulting from a stockholders’ amendment approved by at least a majority of the outstanding voting shares. We have not opted out of these provisions. As a result, mergers or other takeover or change in control attempts of us may be discouraged or prevented.

Anti-Takeover Effects of Our Certificate of Incorporation and Our Bylaws

Our certificate of incorporation and bylaws contain certain provisions that may have the effect of discouraging, delaying or preventing a change in control of us or changes in our management that stockholders may consider favorable, including transactions in which you might otherwise receive a premium for your shares. Our certificate of incorporation and by-laws, include provisions that:

•

authorize blank check preferred stock, which could be issued by our board of directors without stockholder approval and may contain voting, liquidation, dividend and other rights superior to our common stock;

•	create a classified board of directors whose members serve staggered three-year terms;

•	specify that special meetings of our stockholders can be called only by our board of directors;

•	prohibit stockholder action by written consent;

•

establish an advance notice procedure for stockholder approvals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to our board of directors;

•	provide that vacancies on our board of directors may be filled only by a majority of directors then in office, even though less than a quorum;

•	provide that our directors may be removed only for cause;

•	specify that no stockholder is permitted to cumulate votes at any election of directors;

•	expressly authorize our board of directors to modify, alter or repeal our by-laws; and

•	require supermajority votes of the holders of our common stock to amend specified provisions of our certificate of incorporation and by-laws.

These provisions, alone or together, could delay or prevent hostile takeovers and changes in control or changes in our management. These provisions could also limit the price that investors might be willing to pay in the future for shares of our common stock, thereby depressing the market price of our common stock.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A. The transfer agent and registrar’s address is 150 Royall Street, Canton, Massachusetts 02021.

Listing

Our common stock is listed on The Nasdaq Global Select Market under the symbol “FHTX.”

DESCRIPTION OF PREFERRED STOCK

Under the terms of our certificate of incorporation, our board of directors is authorized to issue up to 25,000,000 shares of our preferred stock, par value $0.0001 per share, in one or more series without stockholder approval. As of February 9, 2022, we had no shares of preferred stock outstanding. Our board of directors has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock upon the rights of the holders of common stock until the board of directors determines the specific rights of the holders of preferred stock. However, effects of the issuance of preferred stock could include restricting dividends on common stock, diluting the voting power of common stock, impairing the liquidation rights of common stock, and making it more difficult for a third party to acquire us, which could have the effect of discouraging athird party from acquiring, or deterring a third party from paying a premium to acquire, a majority of our outstanding voting stock.

If we offer a specific class or series of preferred stock under this prospectus, we will describe the terms of the preferred stock in the prospectus supplement for such offering and will file a copy of the certificate establishing the terms of the preferred stock with the SEC. To the extent required, this description will include:

•	the title and stated value;

•	the number of shares offered, the liquidation preference per share and the purchase price;

•	the dividend rate(s), period(s) and/or payment date(s), or method(s) of calculation for such dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	the procedures for any auction and remarketing, if any;

•	the provisions for a sinking fund, if any;

•	the provisions for redemption, if applicable;

•	any listing of the preferred stock on any securities exchange or market;

•	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price (or how it will be calculated) and conversion period;

•	voting rights, if any, of the preferred stock;

•	a discussion of any material U.S. federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Company; and

•

any material limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the Company.

The preferred stock offered by this prospectus, when issued, will not have, or be subject to, any preemptive or similar rights.

Transfer Agent and Registrar

The transfer agent and registrar for any series or class of preferred stock will be set forth in each applicable prospectus supplement.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase shares of our common stock or preferred stock in one or more series together with other securities or separately, as described in each applicable prospectus supplement. Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the applicable warrant agreements and the applicable prospectus supplement for the warrants.

As of February 9, 2022, we had warrants outstanding that represent the right to acquire 18,445 shares of common stock.

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, the exercise price for shares of our common stock and the number of shares of common stock to be received upon exercise of the warrants;

•

if applicable, the exercise price for shares of our preferred stock, the number of shares of preferred stock to be received upon exercise, and a description of that class or series of our preferred stock;

•

the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if the warrants may not be continuously exercised throughout that period, the specific date or dates on which the warrants may be exercised;

•

whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material U.S. federal income tax consequences;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	if applicable, the date from and after which the warrants and the common stock and/or preferred stock will be separately transferable;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the anti-dilution provisions of the warrants, if any;

•	any redemption or call provisions;

•	whether the warrants are to be sold separately or with other securities as parts of units; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Transfer Agent and Registrar

The transfer agent and registrar for any warrants will be set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•	the title of the series of units;

•	identification and description of the separate constituent securities comprising the units;

•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•	a discussion of certain United States federal income tax considerations applicable to the units; and

•	any other terms of the units and their constituent securities.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 with the SEC for the securities offered by this prospectus. This prospectus does not include all of the information contained in the registration statement. You should refer to the registration statement and its exhibits for additional information.

We are required to file annual and quarterly reports, current reports, proxy statements, and other information with the SEC. We make these documents publicly available, free of charge, on our website at https://foghorntx.com as soon as reasonably practicable after filing such documents with the SEC. The information contained on our website is not part of this prospectus. You can read our SEC filings, including the registration statement, on the SEC’s website at http://www.sec.gov

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information in this prospectus. We incorporate by reference into this prospectus the documents listed below and any future filings, including all filings made after the date of the filing of the registration statement of which this prospectus is a part and prior to the effectiveness of such registration statement, made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, except for information “furnished” under Items 2.02, 7.01 or 9.01 on Form 8-K or other information “furnished” to the SEC, which is not deemed filed and not incorporated in this prospectus, until the termination of the offering of securities described in the applicable prospectus supplement. We hereby incorporate by reference the following documents:

•	our Annual Report on Form 10-K for the year ended December 31, 2020, as filed with the SEC on March 18, 2021;

•	our Amendment to our Annual Report on Form 10-K/A for the year ended December 31, 2020, as filed with the SEC on April 29, 2021;

•

our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2021, June 30, 2021 and September 30, 2021, as filed with the SEC on May  11, 2021, August  10, 2021, and November 9, 2021, respectively;

•	our Current Reports on Form 8-K filed with the SEC on March 23, 2021, April 28, 2021, June 15, 2021, July 9, 2021, September 1, 2021, December 13, 2021, December 21, 2021, and January 10, 2022; and

•

the description of our common stock contained in our Registration Statement on Form 8-A, as filed with the SEC on October 19, 2020, including any amendment or report filed for the purpose of updating such description.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus modifies, supersedes or replaces such statement.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Investor Relations

Attn: Ben Strain

Foghorn Therapeutics Inc.

500 Technology Square, Suite 700

Cambridge, MA 02139

617-586-3100

Copies of these filings are also available, without charge, on the SEC’s website at www.sec.gov and on our website at www.foghorntx.com as soon as reasonably practicable after they are filed electronically with the SEC. The information contained on our website is not a part of this prospectus.

LEGAL MATTERS

The validity of the issuance of the securities offered pursuant to this prospectus will be passed upon for us by Ropes & Gray LLP, Boston, Massachusetts. The validity of any securities will be passed upon for any underwriters or agents by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements of Foghorn Therapeutics Inc., incorporated by reference in this Prospectus, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

$200,000,000

Common Stock

PROSPECTUS SUPPLEMENT

Cowen

April 15, 2022